EMPLOYMENT AGREEMENT

AGREEMENT made as of the 9th day of July, 2007 by and between, Atlas Mining Company, an Idaho corporation with its principal offices at 630 W. Mullan Ave., Osburn, Idaho 83849, (the "Company"), and Robert Dumont, whose address is 906 McKinley Avenue, Kellogg, Idaho 83837, (the "Executive").

W I T N E S E T H:

WHEREAS, the Company desires to obtain the benefit of the services of Executive, and Executive desires to render such services, on the terms and conditions hereinafter set forth:

NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual covenants herein contained, hereby agree as follows:

Upon the execution of this Agreement, all prior employment agreements, whether written or oral, between Executive and the Company are terminated and have no further force or effect.

1.
Subject to the terms and conditions hereinafter set forth, the Company hereby employs the Executive, and the Executive hereby agrees to and enters into the employ of the Company, or of any parent, subsidiary, or affiliate of the Company as the Company shall from time to time select, for an employment term commencing as of the 9th day of July, 2007 and continuing for a period of three (3) years from such date (the "Term of Employment").  At the end of the Term of Employment, this Agreement shall automatically be renewed for additional one-year periods (“Extended Term of Employment”), unless either party provides at least 120 days written notice of its decision to terminate this Agreement.

2.
During the Term of Employment, the Executive shall devote such time, effort and attention to the business and affairs of the Company as President and Chief Executive Officer, as the Executive and the Board of Directors shall mutually agree.  The Executive will become a member of the Board of Directors, and will continue as prescribed by the Shareholders.  He shall receive no additional compensation for serving as a Director so long as Executive is employed by the Company on a full-time basis in an executive position.

3.
For all services to be rendered by the Executive in any capacity during the Term of Employment and any Extended Term of Employment, including, without limitation, services as an executive, officer, director or member of a committee of the Company or its subsidiaries, divisions, and affiliates, the Executive shall be paid an annual base salary of three hundred thousand and no /100 dollars ($300,000.00).

(a). Such salary will be earned and paid in regular installments in accordance with the Company’s usual payment practices, but not less frequently than semi-monthly.  Such payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations, or order, or by agreement with or consent of Executive.  The Company’s Board of Directors shall review Executive’s annual base salary at least annually and may increase (but not decrease) the Executive’s annual base salary in its sole discretion.  Once increased, such base salary shall not be decreased, and shall thereafter be treated as his base salary hereunder.

(b).                 Executive and his family members shall be entitled to participate in all group life insurance, medical and hospitalization plans and pension and profit sharing plans as are presently offered by the Company or which may hereafter during the Term of Employment be offered by the Company generally to its operating executives.

(c).                 Executive shall be entitled to work from Kellogg, Idaho and maintain residence in Kellogg, Idaho or such other location of his choosing.  The Company shall reimburse Executive for all reasonable costs and expenses to travel to the Company’s headquarters or other locations for business purposes.

(d).                 Executive shall be entitled to use of an automobile to be leased by the Company with monthly lease payments not to exceed $750

(e). Executive shall be entitled to vacation in accordance with Company policy for executive employees.

(f). Executive shall be eligible to receive an annual bonus of up to 50% of Executive’s base salary.

4.	In addition to the foregoing salary, the Company hereby grants the Executive:

4.1 an option to purchase up to 2,500,000 shares of the Company’s common stock at an option exercise price equal to the closing price of the Company’s common stock on the date of this Agreement (July 9, 2007), and may be exercised as follows:

(a) 1,000,000 shares shall vest and become exercisable as of July 9, 2007;

(b) 1,000,000 shares shall vest and become exercisable on July 9, 2008, and;

(c) 500,000 shares shall vest and become exercisable on July 9, 2009.

The Board may elect to include these options into a formal option plan in the future.

4.2	a stock award of 500,000 shares of Company common stock (the “Shares”) subject to the following restrictions:

(a)	250,000 of the Shares shall vest on July 9, 2007 and be subject to no restrictions;

(b)	150,000 of the Shares shall vest on July 9, 2008; and

(c)	100,000 of the Shares shall vest on July 9, 2009.

As soon as reasonably practicable after the Shares become vested as described above, the Company shall register Executive as the owner of the Shares and subject to applicable withholding of taxes, deliver one or more unlegended, freely-transferable stock certificates in respect of the Shares.

5.
The Executive shall be entitled to reimbursement by the Company for reasonable expenses actually incurred by him on its behalf in the course of his employment by the Company, upon the presentation by the Executive, from time to time, of an itemized account of such expenditures, together with said vouchers and other receipts as the Company may require.

6.	The Company will maintain a key man life insurance policy on the Executive of which the beneficiary rights will be to the Company.

7.
The rights of the Executive or any other person to the payment of compensation or other benefits under this Agreement shall not be assigned, transferred, anticipated, conveyed, pledged, or encumbered except by will or the laws of descent and distribution; nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable, or other process for payment of debts, judgments, alimony, or separate maintenance, or reached or transferred by operation of law in the event of bankruptcy, insolvency, or otherwise.

8.
In the event of theft or fraud against the Company by Executive, the Board of Directors may at it discretion immediately terminate this Agreement.  In the case of theft or fraud against the Company by Executive, any and all unexercised stock options and Shares shall expire upon termination of this Agreement and the Board of Directors may determine if any severance pay or additional benefits will be extended to Executive.  In the event of termination of this Agreement for any reason, other than for theft or fraud against the Company by the Executive, the Executive shall be entitled to severance compensation and benefits as provided below.

a.	The Executive shall be entitled to immediate severance compensation equal to two (2) years of Executive’s base salary.

b.
The Executive will be eligible to continue to participate in the employee health insurance plans (to the extent permissible therein) for a period of two (2) years from the date of termination of this Agreement.  Cost of such participation for the Executive and eligible dependents shall be born by the Company.  The Executive will have the option to continue this coverage for an additional six months or as the law will allow by paying the full monthly premiums.

c.
The Company shall vest all unvested equity, meaning Shares or other restricted stock, restricted stock units, stock options or other equity.  The Executive shall have the right to exercise any stock warrants or options granted prior to termination of this Agreement for a period of 24 months from the date of termination of this Agreement.

The Company shall tender all payments in lump sum and vest all equity as stated in this section within 15 days of the date of termination of this Agreement.

9.
Automatically, upon a Change of Control the Company shall pay to Executive two (2) times Executive’s annual base salary.  The Company shall also automatically vest any and all unvested equity, meaning Shares or other restricted stock, restricted stock units, stock options or other equity.  Executive shall have 24 months from the date of the Change of Control to exercise any stock options.  The Company shall tender all payments in lump sum and vest all equity as stated in this paragraph within 15 days of the closing date of the Change of Control.

“Change of Control” shall mean:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then-outstanding shares of common stock of Atlas Mining Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then-outstanding voting securities of Atlas Mining Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section (I)(A), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from Atlas Mining Company other than an acquisition by virtue of exercise of a conversion privilege, unless the security being so converted was itself acquired directly from Atlas Mining Company, (x) any acquisition by the Atlas Mining Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Atlas Mining Company or any Affiliated Company or (z) any acquisition by any corporation pursuant to a transaction that complies with clauses (a), (b) and (c) of paragraph (ii) below; or

(ii)
consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Atlas Mining Company or the acquisition of assets or stock of another entity by the Atlas Mining Company (each, a “Business Combination”), in each case unless, following such Business Combination, (a) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Atlas Mining Company, providing for such Business Combination; or

(iii) a sale or disposition of all or substantially all of the operating assets of the Company to an unrelated party; or

(iv)   approval by the shareholders of the Company of a complete liquidation or dissolution of the Company

10.
Nothing contained herein shall in any way affect or interfere with the Executive’s rights or privileges under any qualified deferred compensation, retirement, pension, profit sharing, bonus, insurance, hospitalization, or other employee benefit plan, program or arrangement, now in effect or hereafter adopted, in which the Executive is entitled to share or participate as an employee of the Company.

11.

11.1  Anything in this Agreement to the contrary notwithstanding, in the event that the Executive receives any amount or benefit (collectively, the “Covered Payments”) (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any person affiliated with the Company or such person) that is or becomes subject to the excise tax imposed by or under Section 4999 of the Code (or any similar tax that may hereafter be imposed) and/or any interest or penalties with respect to such excise tax (such excise tax, together with such interest and penalties, is hereinafter collectively referred to as the “Excise Tax”) by reason of the application of Section 280G(b)(2) of the Code, the Company shall pay to the Executive an additional amount (the “Tax Reimbursement Payment”) such that after payment by the Executive of all taxes (including, without limitation, any interest or penalties and any Excise Tax imposed on or attributable to the Tax Reimbursement Payment itself), the Executive retains an amount of the Tax Reimbursement Payment equal to the sum of (i) the amount of the Excise Tax imposed upon the Covered Payments, and (ii) without duplication, an amount equal to the product of (A) any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Tax Reimbursement Payment in Executive’s adjusted gross income, and (B) the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Tax Reimbursement Payment is made or is to be made.  The intent of this paragraph 11.1 is that after the Executive pays federal, state and local income taxes and any payroll taxes, the Executive will be in the same position as if the Executive were not subject to the Excise Tax under Section 4999 of the Code and did not receive the extra payments pursuant to this paragraph 11.1, and this paragraph 11.1 shall be interpreted accordingly.

11.2.  Except as otherwise provided in subparagraph 11.1 above, for purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Covered Payments will be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) and such payments in excess of the Code Section 280(G)(b)(3) “base amount” shall be treated as subject to the Excise Tax, unless, and except to the extent that, the Company’s independent certified public accountants or legal counsel (reasonably acceptable to the Executive) appointed by such public accountants (or, if the public accountants decline such appointment and decline appointing such legal counsel, such independent certified public accountants as promptly mutually agreed on in good faith by the Company and the Executive) (the “Accountant”), deliver a written opinion to the Executive, reasonably satisfactory to the Executive’s legal counsel, that, in the event such reporting position is contested by the Internal Revenue Service, there will be a more likely than not chance of success with respect to a claim that the Covered Payments (in whole or in part) do not constitute “parachute payments,” represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the “base amount” allocable to such reasonable compensation, or such “parachute payments” are otherwise not subject to such Excise Tax (with appropriate legal authority, detailed analysis and explanation provided therein by the Accountant); and the value of any Covered Payments which are non-cash benefits or deferred payments or benefits shall be determined by the Accountant in accordance with the principles of Section 280G of the Code.

11.3.  For purposes of determining the amount of the Tax Reimbursement Payment, the Executive shall be deemed to pay federal, state and/or local income taxes at the highest applicable marginal rate of income taxation for the calendar year in which the Tax Reimbursement Payment is made or is to be made, and to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed due to the including of the Tax Reimbursement Payment in the Executive’s adjusted gross income.

11.4.  The Tax Reimbursement Payment, or any portion thereof, payable by the Company shall be paid not later than the fifth day following the determination by the Accountant, and any payment made after such fifth day shall bear interest at the rate provided in Code Section 1274(b)(2)(B) to the extent and for the period after such fifth day that Executive has an obligation to make payment or estimated payment of the Excise Tax.  The Company shall use its best efforts to cause the Accountant to deliver promptly the initial determination required hereunder with respect to Covered Payments paid or payable in any calendar year; if the Accountant’s determination is not delivered within ninety (90) days after Covered Payments are paid or distributed, the Company shall pay the Executive the Tax Reimbursement Payment set forth in an opinion from counsel recognized as knowledgeable in the relevant areas selected by Executive, and reasonably acceptable to the Company, within five days after delivery of such opinion.  The Company may withhold from the Tax Reimbursement Payment and deposit into applicable taxing authorities such amounts as they are required to withhold by applicable law.  To the extent that the Executive is required to pay estimated or other taxes on amounts received by the Executive beyond any withheld amounts, the Executive shall promptly make such payments.  The amount of such payment shall be subject to later adjustment in accordance with the determination of the Accountant as provided herein

12.
The Company makes no representations, guaranty, warranty, or other assurance of any kind to the Executive or any other person regarding the federal, state or local tax consequences of this Agreement or any payments hereunder, and the Company does not agree to indemnify the Executive or any other person for any federal, state or local taxes of any kind with respect to payments hereunder, except as provided in paragraph 11 of this Agreement

13.	This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives.

14.
The Executive will not, at any time during the Term of Employment, or for a period of one year after the termination of this Agreement, directly or indirectly disclose or furnish to any other person, firm, or corporation any non-public information relating to the Company or its parent, subsidiaries, or affiliates with respect to technology of the Company’s products, methods of obtaining business, advertising products, customers or suppliers, or any confidential or proprietary information acquired by the Executive during the course of his employment by the Company or its parent, subsidiaries, or affiliates.

15.
This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter set forth herein and supersedes any prior oral and/or written agreements, understandings, negotiations, or discussions of the parties.  There are no warranties, representations or agreements between the parties in connection with the subject matter hereof, except as set forth or referred to herein.  No supplement, modification, waiver, or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.  Waiver of any of the provisions of this Agreement shall not constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise specifically provided.

16.
The failure of either party at any time to require performance by the other of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by either party of the breach of any provision hereof be taken or be held to be a waiver of the provision itself.

17.
Any notice or other communication required or permitted to be given under or in connection with this Agreement shall be in writing, delivered in person or by public telegram, or by mailing same, certified or registered mail, postage prepaid, in an envelope addressed to the party to whom notice is to be given, at the address given at the beginning of this Agreement, and shall be effective upon receipt thereof.  Each party shall be entitled to specify a different address by giving notice as aforesaid to the other party.

18.
The invalidity or unenforceability of any paragraph, term, or provision hereof shall in no way affect the validity or enforceability of the remaining paragraphs, terms, or provisions hereof.  In addition, in any such event, the parties agree that it is their intention and agreement that any such paragraph, term or provision which is held or determined to be unenforceable as written shall nonetheless be in force and binding to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstance.  Without limiting the foregoing, with respect to any restrictive covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nevertheless shall be enforced for such shorter duration, or with such narrower scope, as will render it enforceable.

19.
All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, transferees, successors, and assigns.

20.  This Agreement shall be governed and construed under the laws of the State of Idaho.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into as of the date and year hereinabove first set forth.

For Atlas Mining Company:  _______________________________

William Jacobson

Executive: _________________________________

Robert L. Dumont

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